As filed with the Securities and Exchange Commission on March 15, 2012
Registration No. 333-147850

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AKORN, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	72-0717400
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1925 W FIELD CT STE 300
LAKE FOREST, ILLINOIS 60045
(847) 279-6100
(Address, including zip code, of registrant’s principal executive offices)

Joseph Bonaccorsi, Esq.
Senior Vice President and General Counsel
Akorn, Inc.
1925 W Field Ct. Ste. 300
Lake Forest, Illinois 60045
(847) 279-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Donald E. Figliulo, Esq.
Bryan Cave LLP
161 North Clark Street, Suite 4300
Chicago, Illinois 60601-3315
(312) 602-5000
(312) 698-7425 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (File No. 333-147850) of Akorn, Inc. (the “Company”), which was filed with the U.S. Securities and Exchange Commission on December 5, 2007 (the “Registration Statement”). The Registration Statement registered 1,000,000 shares of the Company’s common stock (the “Securities”) to permit resales of such Securities by selling security holders named in the Registration Statement, who acquired the Securities pursuant to a Securities Purchase Agreement dated November 14, 2007.

The Company seeks to deregister all Securities that remain unsold under the Registration Statement as of the date hereof because it no longer has an obligation to keep the Registration Statement effective pursuant to the terms of the Securities Purchase Agreement.  In accordance with the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to remove from registration any and all Securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lake, State of Illinois, on March 15, 2012.

AKORN, INC.

By:	/s/ Timothy A. Dick
Name: Timothy A. Dick
Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rajat Rai	Chief Executive Officer	March 15, 2012
Rajat Rai
/s/ Timothy A. Dick Timothy A. Dick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2012
/s/ John N. Kapoor, Ph.D. John N. Kapoor, Ph.D.	Director, Chairman of the Board	March 15, 2012
/s/ Kenneth S. Abramowitz Kenneth S. Abramowitz	Director	March 15, 2012
/s/ Ronald M. Johnson Ronald M. Johnson	Director	March 15, 2012
/s/ Steven J. Meyer Steven J. Meyer	Director	March 15, 2012
/s/ Brian Tambi Brian Tambi	Director	March 15, 2012
/s/ Alan Weinstein Alan Weinstein	Director	March 15, 2012
/s/ Adrienne L. Graves, Ph.D. Adrienne L. Graves, Ph.D.	Director	March 15, 2012